Exhibit 21

                BF ENTERPRISES, INC. AND SUBSIDIARIES
                     SUBSIDIARIES OF THE REGISTRANT




Name of Subsidiary                          State or Country of Incorporation
------------------                          ---------------------------------


BF Regent, LLC                                         Delaware

BF University Club Apartments, Inc.                    Delaware

Boothe Financial Corporation                           Delaware

Meadow Pointe East, LLC                                Delaware

Trout Creek Properties, LLC                            Delaware

Trout Creek Development, LLC                           Delaware


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